Exhibit 99.1

Mannatech Names New SVP and Chief Marketing Officer

Terri Maxwell brings over 20 years of sales and marketing experience

Coppell, Texas, September 2, 2008—Mannatech, Incorporated (NASDAQ – MTEX), a leading developer and provider of dietary supplements and skin care solutions, today announced that Terri Maxwell has joined Mannatech as senior vice president and chief marketing officer. Ms. Maxwell will focus on building Mannatech’s brand reputation, building powerful tools to support associates’ ability to promote products, improving the web experience for associates and customers, and supporting international growth and market expansion.

Ms. Maxwell founded a marketing consulting firm, LATIMARK™, in 2001 after leading Prodigy’s $35M internet marketing subsidiary to record setting growth in the late 1990’s. In addition to extensive experience in channel strategy and marketing, Terri also held top sales and marketing positions with consumer goods leader Jostens and CRM upstart Relizon/Epsilon. As a marketing consultant, Terri delivered insightful, results-driven solutions to numerous Fortune 100 and Global 1000 companies, including consumer-marketing leaders such as Target, Nokia, Texas Instruments, as well as business-to-business giants Fujitsu, Alcatel and Burlington Northern Railway.

Wayne Badovinus, president and chief executive officer said, “Brand recognition is a major focal point for us as we look to the future. We are excited to have Terri join our team as she brings key experience driving brand recognition and dynamic product marketing programs.”

Ms. Maxwell added, “Wayne Badovinus was the real game changer for me to come on board. His proven experience growing companies with highly visible brand identities made Mannatech the perfect choice for me.”

Ms. Maxwell graduated with distinction from Indiana University with an education degree. Terri received a Masters of Business Administration from University of Texas at Dallas, receiving highest honors in class.

About Mannatech

Mannatech, Incorporated, is a global wellness solutions provider of innovative, high-quality, proprietary nutritional supplements, topical and skin care products, and weight management products sold through independent associates and members located in the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, Denmark, Germany, South Africa.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements generally can be identified by use of phrases or terminology such as “intend” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:

Gary Spinell, Vice President Finance &

Corporate Communications

972-471-6512

ir@mannatech.com

Corporate website: www.mannatech.com

www.allaboutmannatech.com

www.exploremannatech.com